Exhibit 99.2

FlexShopper, Inc. Announces Closing of Public Offering

BOCA RATON, Fla., Sept. 25, 2018 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (NASDAQ: FPAY) (“the Company”), a leader in virtual lease-to-own transactions occurring outside of traditional brick and mortar rent-to-own stores,  today announced the closing of its previously announced underwritten public offering of 10,000,000 units, each unit consisting of one share of common stock and one-half of one warrant, each whole warrant exercisable for one share of common stock. The warrants have a per share exercise price of $1.25, are exercisable immediately, and will expire five years from the date of issuance. The warrants began trading on the Nasdaq Capital Market on September 26, 2018, under the symbol FPAYW.

The aggregate gross proceeds to the Company from the public offering were $10,000,000, prior to deducting underwriting discounts, commissions and other estimated offering expenses. The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional shares of common stock and/or 750,000 warrants to cover over-allotments, if any. In connection with the closing of this offering, the underwriters have exercised their over-allotment option to purchase an additional 750,000 warrants. The underwriters have retained the right to exercise the balance of their over-allotment option within the 45-day time period.

The Company intends to use the net proceeds from the offering for working capital, general corporate purposes and repayment of a portion of debt.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as the sole book-running manager for the offering.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on September 25, 2018. A final prospectus relating to the offering has been filed with the SEC. Copies of the prospectus relating to the offering may be obtained by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (646) 968-9355, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FlexShopper

FlexShopper is a leader in the virtual lease-to-own (“LTO”) market, which represents transactions occurring outside of traditional brick and mortar rent-to-own stores. Since December 2013, we have developed a business that provides brand name electronics, home furnishings and other durable goods to consumers on an LTO basis through an e-commerce marketplace and patented LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers who want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently file Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

FlexShopper Contact:

Jeremy Hellman
Senior Associate
The Equity Group
212-836-9626
jhellman@equityny.com

FlexShopper, Inc.
Investor Relations
ir@flexshopper.com
FlexShopper, Inc.

FlexShopper, Inc.